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                                                                     Exhibit 5.1




                                                 August 16, 2004



VICORP Restaurants, Inc.
400 West 48th Avenue
Denver, Colorado 80216

         RE:  REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-117263)

Dear Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to VICORP Restaurants, Inc., a Colorado corporation (the "Issuer"), and VI Acquisition Corp., a Delaware corporation ("Parent"), and Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation ("Albuquerque"). Parent and Albuquerque are collectively referred to in this opinion letter as the "Guarantors" and, together with the Issuer, as the "Registrants".

         This opinion letter is being delivered in connection with the proposed registration by the Issuer of $126,530,000 in aggregate principal amount of the Issuer's 10 1/2% Senior Notes due 2011 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-117263) originally filed with the Securities and Exchange Commission (the "Commission") on July 9, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         The obligations of the issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented from time to time, the "Indenture"), dated as of April 14, 2004 among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 10 1/2% Senior Notes due 2011 (the "Senior Notes").

         In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i)


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VICORP Restaurants, Inc.
August 16, 2004
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resolutions of the Registrants with respect to the issuance of the Exchange
Notes and the Guarantees, (ii) the Indenture and (iii) the Registration
Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to exercise certain rights and to obtain certain remedies and relief.

         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Senior Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         We are admitted to practice only in the State of Illinois and for purposes of our opinion with regard to the laws of other states, we have, without conducting any research or investigation with respect thereto, relied on the opinions of other counsel, subject to the qualifications set forth therein.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or

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VICORP Restaurants, Inc.
August 16, 2004
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supplement this opinion should the present laws be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                        Sincerely,

                                        /s/ Sachnoff & Weaver, Ltd.

                                        SACHNOFF & WEAVER, LTD.

JAS/SMH:ng